As filed with the Securities and Exchange Commission on July 6, 2009
Registration No. 333-107863

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CATAPULT COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	77-0086010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
160 South Whisman Road
Mountain View, California 94041
(650) 960-1025
(Address, including zip code, and telephone number of principal executive offices)
1998 STOCK PLAN
(Full title of the plan)
RONALD W. BUCKLY
Senior Vice President, Corporate Affairs and General Counsel
Ixia
26601 West Agoura Road
Calabasas, California 91302
(818) 871-1800
(Name, address and telephone number, including area code, of agent for service)
Copy to:
KATHERINE F. ASHTON, ESQ.
Bryan Cave LLP
120 Broadway, Suite 300
Santa Monica, California 90401
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-107863) originally filed with the Securities and Exchange Commission on August 12, 2003 (the “Registration Statement”) by Catapult Communications Corporation, a Nevada corporation (the “Registrant”).
     Pursuant to the Agreement and Plan of Merger dated as of May 11, 2009, by and among Ixia, a California corporation (“Parent”), Josie Acquisition Company, a Nevada corporation (“Purchaser”) and a wholly owned subsidiary of Parent, and the Registrant, Purchaser was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger was consummated on June 23, 2009.
     As a result of the Merger, the Registrant is terminating all offerings of its securities pursuant to existing registration statements, including the Registration Statement. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all of its securities registered pursuant to the Registration Statement that remained unsold on the date of the Merger.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on July 6, 2009.

CATAPULT COMMUNICATIONS CORPORATION
By:	/s/ Atul Bhatnagar
Atul Bhatnagar
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Atul Bhatnagar Atul Bhatnagar	Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2009

/s/ Thomas B. Miller Thomas B. Miller	Director	July 6, 2009

/s/ Errol Ginsberg Errol Ginsberg	Director	July 6, 2009

/s/ Christopher A. Stephenson Christopher A. Stephenson	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	July 6, 2009